Exhibit 5.2

NIXON PEABODY LLP

Attorneys at Law

100 Summer Street

Boston, Massachusetts 02110-2131

(617) 345-1000

Fax: (617) 345-1300

September 28, 2005

RCN Corporation

196 Van Buren Street

Herndon, VA 20170

Re:	Registration Statement on Form S-1
of RCN Corporation (No. 333-126885)

Ladies and Gentlemen:

We have acted as special counsel to certain wholly-owned subsidiaries of RCN Corporation, a Delaware corporation (the “Company”) named on Schedule I attached hereto (the “Designated Subsidiaries”) with respect to that certain Subsidiaries Guaranty, dated as of December 21, 2004 (the “Subsidiaries Guaranty”) from each of the Company’s wholly-owned subsidiaries named therein as a guarantor (collectively, including the Designated Subsidiaries, the “Guarantors”) in favor of HSBC Bank USA, National Association, as collateral agent thereunder (when acting in such capacity, the “Collateral Agent”). All capitalized terms not defined herein but defined in the Subsidiaries Guaranty shall have the meanings given to such terms in the Subsidiaries Guaranty.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, No. 333-126885 (including all amendments thereto, the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) for (i) the resale by the noteholders named in the prospectus contained in the Registration Statement (the “Prospectus”) of up to $125,000,000 aggregate principal amount of Convertible Second Lien Notes of the Company due 2012 (the “Notes”), the payment of which Notes is guaranteed by the Guarantors pursuant to the Subsidiaries Guaranty, (ii) the resale by the holders named in the Prospectus of up to 4,968,204 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), into which the Notes are convertible and (iii) the resale by certain affiliated stockholders named in the Prospectus of up to 7,048,205 shares of Common Stock. This opinion is being furnished to you, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Registration Statement (including the Prospectus contained therein);

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September 28, 2005

(b) the form of the Indenture, dated as of December 21, 2004 (the “Indenture”) by and between the Company and HSBC Bank USA, National Association, as trustee (when acting in such capacity, the “Trustee”), which was filed as Exhibit 4.4 to the Registration Statement;

(c) the form of the Note which is attached as Exhibit A to the Indenture;

(d) the form of the Subsidiaries Guaranty which was filed as Exhibit 10.19 to the Registration Statement;

(e) the Certificate of Incorporation, the Articles of Incorporation or the Articles of Organization, whichever is applicable, for each Designated Subsidiary which is a corporation, each as amended and as certified to us as being in effect on the date hereof;

(f) the By-Laws for each Designated Subsidiary which is a corporation, each as amended and certified to us as being in effect on the date hereof;

(g) a Certificate of Good Standing and Legal Existence (or such other evidence of legal existence as we deem appropriate) for each Designated Subsidiary which is a corporation, as issued as of a recent date by the jurisdiction in which each such Designated Subsidiary is incorporated;

(h) a Certificate of Secretary, dated of even date herewith, from each of the Designated Subsidiaries which is a corporation, certifying to, among other things, the adoption by the Board of Directors of each such Designated Subsidiary of resolutions authorizing the Subsidiaries Guaranty and the transactions contemplated thereby and the continuing validity, force and effect of those resolutions;

(i) the Certificate of Organization or the Articles of Organization, whichever is applicable, for each Designated Subsidiary which is a limited liability company, each as amended and as certified to us as being in effect on the date hereof;

(j) the Operating Agreement for each Designated Subsidiary which is a limited liability company, each as amended and as certified to us as being in effect on the date hereof;

(k) a Certificate of Good Standing and Legal Existence (or such other evidence of legal existence as we deem appropriate) for each Designated Subsidiary which is a limited liability company, as issued as of a recent date by the state in which each such Designated Subsidiary is organized;

(l) a Certificate of Secretary, dated of even date herewith, from each of the Designated Subsidiaries which is a limited liability company, certifying to, among other things, the adoption by all of the managers or members, whichever is applicable, of each such Designated Subsidiary of resolutions authorizing the Subsidiaries Guaranty and the transactions contemplated thereby and the continuing validity, force and effect of those resolutions; and

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September 28, 2005

(m) Such other documents, instruments, records and certificates of public officials and officers of the Designated Subsidiaries as we have considered necessary for purposes of this opinion.

For purposes of this opinion, we have assumed the genuineness of all signatures, the conformity to originals of all documents submitted to us as copies, and the authenticity of the originals of such copies and the legal competence and capacity (in the case of all natural persons) to execute the documents as to which we opine or on which we rely.

A. Based upon the foregoing, and subject to the qualifications and limitations set forth in Part B below, we are of the opinion that:

1. Each Designated Subsidiary has the corporate power and authority to enter into and perform its obligations under the Subsidiaries Guaranty.

2. Each Designated Subsidiary has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Subsidiaries Guaranty.

3. The Subsidiaries Guaranty has been duly executed and delivered by each Designated Subsidiary

B. The opinions set forth in Part A above are given subject to the qualifications stated therein, and subject to the following qualifications, limitations and assumptions:

1. Our opinion is limited to the specific opinion expressed in Part A above, and no other opinions are intended nor should they be inferred.

2. We wish to point out that while we are familiar with the Subsidiaries Guaranty, we did not act as special counsel to the Designated Subsidiaries in the negotiation by the Designated Subsidiaries of the Subsidiaries Guaranty or in the consummation of the transactions contemplated thereby. Our engagement has been limited solely for the purpose of rendering this opinion.

3. We express no opinion as to whether the Subsidiaries Guaranty is a valid, binding or enforceable obligation of the parties thereto.

4. The members of our firm involved in the preparation of this opinion are licensed to practice law in the States of Massachusetts, New York, New Jersey, Pennsylvania. Illinois and Virginia and the District of Columbia and in rendering the opinions set forth in Part A above, we do not purport to be experts on, or to express an opinion herein concerning any law other than the laws of the States of Massachusetts, New York, New Jersey, Pennsylvania, Illinois and Virginia and the District of Columbia, in each case as in effect on the date hereof and the federal laws of the United States of America.

5. As to any facts material to this opinion, we have relied, to the extent we deemed such reliance proper, upon certificates of public officials and officers of the Designated Subsidiaries, and upon representations and warranties of the parties set forth in the Subsidiaries Guaranty. We have assumed the factual accuracy of such certificates, representations and

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September 28, 2005

warranties, without undertaking any independent investigation to establish or verify the accuracy or completeness thereof.

All opinions set forth herein are given as of the date hereof under the factual circumstances as we understand them (as qualified herein) and applicable law existing as of this date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus, without admitting that we are experts, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Nixon Peabody LLP

Schedule I

Name of Designated Subsidiary	State of Organization or Incorporation

RCN-BecoCom, LLC	Massachusetts

RCN Telecom Services, Inc.	Pennsylvania

RCN Telecom Services of Illinois, LLC	Illinois

RCN Telecom Services of Massachusetts, Inc.	Massachusetts

RCN Telecom Services of Philadelphia, Inc.	Pennsylvania

RCN Telecom Services of Virginia, Inc.	Virginia

RCN Telecom Services of Washington D.C., Inc.	District of Columbia

RLH Property Corporation	New Jersey